UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 28, 2011, Haynes International, Inc. (the “Company”) held its annual meeting of stockholders.  The following is a summary of the matters voted on at the meeting:

1.               The seven nominees for director were elected to serve for a one-year term:

Nominee	For	Against/Withheld	Non-Vote
Paul J Bohan	11,193,901	52,358	507,267
Donald C Campion	11,209,875	36,384	507,267
Mark M Comerford	11,212,199	34,060	507,267
John C Corey	11,193,591	52,668	507,267
Robert H Getz	11,211,576	34,683	507,267
Timothy J McCarthy	11,211,676	34,583	507,267
William P Wall	11,194,001	52,258	507,267

2.               The appointment of Deloitte & Touche, LLP as the Company’s independent auditor for the fiscal year ending September 30, 2011 was ratified by the following stockholder vote:

For	Against/Withhold	Abstain	Non-Vote
11,377,049	376,377	100	0

3.               On the advisory vote to approve the compensation of the Company’s Named Executive Officers, the stockholders voted as follows:

For	Against/Withhold	Abstain	Non-Vote
10,722,383	522,182	1,694	507,267

4.               On the advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, the stockholders voted as follows:

Every Year	Every Two Years	Every Three Years	Abstain
7,196,119	6,208	4,041,545	2,387

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: March 3, 2011	By:	/s/ Marcel Martin
Marcel Martin
Vice President, Finance and Chief Financial Officer